Exhibit 99.2

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA COMBINED FINANCIAL STATEMENTS

INTRODUCTORY INFORMATION

On April 26, 2006, Rentech Development Corporation, a wholly-owned subsidiary of Rentech, Inc. (“Rentech”), acquired all of the issued and outstanding common shares of Royster-Clark Nitrogen, Inc. (“RCN”) for a purchase price of $70,773,000, consisting of $70,218,000 in cash consideration, $555,000 of capitalized costs directly related to the acquisition and $1,788,000 of current liabilities assumed. The acquisition was accounted for under the purchase method of accounting and all assets and liabilities of RCN were recorded based on their estimated fair values.  Subsequent to the acquisition, Royster-Clark Nitrogen, Inc. changed its name to Rentech Energy Midwest Corp. (“REMC”). The results of REMC’s operations commencing from the acquisition date as well as the balance sheet of REMC at September 30, 2006 were included in Rentech’s consolidated financial statements filed as part of Rentech’s Form 10-K for the fiscal year ended September 30, 2006.  These results of REMC’s operations are included in the column entitled “Rentech” in the pro forma combined statement of operations below, which is derived from Rentech’s consolidated statement of operations for the fiscal year ended September 30, 2006.

The unaudited pro forma combined results of operations are presented as if the acquisition had been completed on October 1, 2005 and include adjustments to eliminate certain items related to RCN’s operations from October 1, 2005 through the date of acquisition. Total fertilizer product sales margins have been adjusted to reflect the price at which RCN’s products were sold to third party customers and represent the pricing that Rentech would expect to have received for the products sold from the plant during the time period prior to the April 26, 2006 closing. Additional adjustments were made to the estimated total cost of sales and marketing that Rentech would have paid to Royster-Clark under its Distribution Agreement related to the marketing and distribution of nitrogen fertilizer products from the plant. In addition, had the transaction closed on October 1, 2005, Rentech would have paid certain amounts in interest related to issuances of convertible debentures. Accordingly, Rentech would not have incurred any of the interest expense paid by RCN during the time period presented prior to acquisition. Rentech would have incurred certain amounts of depreciation expenses for each of the fiscal periods related to the manufacturing machinery and equipment acquired. Reductions have been reflected to adjust total depreciation expense incurred by RCN, and Rentech’s depreciation expense has been applied to the same period to reflect what Rentech would have incurred in consolidation. Finally, per Rentech’s accounting policy, turnaround expenses were removed from RCN’s results for the period presented.

The following table presents certain unaudited pro forma combined financial information for Rentech, Inc. and Royster-Clark Nitrogen, Inc. This information should be read in conjunction with the audited consolidated financial statements of Rentech, Inc. and subsidiaries for the fiscal year ended September 30, 2006 as filed on Form 10-K with the Securities and Exchange Commission. The pro forma data does not purport to be indicative of the results of future operations or the combined results that would have occurred had the purchase been consummated at the beginning of the period presented. This data has been included as required by the rules and regulations of the Securities and Exchange Commission and is provided for comparative purposes only.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA

COMBINED STATEMENT OF OPERATIONS

(Stated in Thousands, Except Per Share Data)

		For the 208-Day Period Ended April 26, 2006	Pro Forma		Rentech and
	Rentech	RCN	Adjustments		RCN Combined
		(Unaudited)	(Unaudited)		(Unaudited)
Revenues	$44,517	$67,422	$1,929	(a), (b)	$113,868
Cost of sales	44,077	72,956	(581	)(a),(d), (e)	116,452
Gross profit (loss)	440	(5,534)			(2,584)
Operating expenses
Selling, general and administrative expense	27,289	713	—		28,002
Depreciation and amortization	516	65	—		581
Research and development	12,054	—	—		12,054
Total operating expenses	39,859	778			40,637
Loss from operations	(39,419)	(6,312)			(43,221)
Other (income) expense
Interest expense	2,402	4,531	(2,844	)(c)	4,089
Interest (income)	(1,998)	—	—		(1,998)
Other (income) expense	89	—	—		89
Total other expense	493	4,531			2,180
Net loss from continuing operations before income taxes	(39,912)	(10,843)			(45,401)
Income tax expense	—	—	—		—
Net loss from continuing operations	$(39,912)	$(10,843)	$		$(45,401)
Discontinued Operations
Net income from discontinued operation, net of tax	1,264				1,264
Net loss	$(38,648)	$(10,843)	$		$(44,137)
Cash dividends paid to preferred stockholders	(74)	—	—		(74)
Net loss applicable to common stockholders	$(38,722)	$(10,843)	$		$(44,211)
Basic and diluted loss per common share:
Continuing operations, including dividends	(0.314)				(0.358)
Discontinued operations	0.010				0.010
Basic and diluted loss per common share	(0.304)				(0.348)
Basic and diluted weighted-average number of common shares outstanding	127,174				127,174

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Pro Forma Adjustments

(a) A pro forma distribution margin increase in the amount of $3,315,000 was made to net sales along with a corresponding increase of $723,000 to cost of sales. These adjustments represent the combined operating results of manufacturing, distributing and shipping nitrogen fertilizer products produced by RCN. All nitrogen fertilizer products manufactured by RCN were sold to Royster-Clark, Inc., its parent company and distributor, at a price which was below the final product sales price to which Royster-Clark, Inc. sold the products sourced from the plant to third party customers. The pro forma distribution margin adjustment reflects the price at which products sourced from RCN were sold to third party customers and represents the pricing that Rentech would expect to have received for the products sold from the plant during the period of October 1, 2005 through April 26, 2006.

(b) A pro forma decrease of $1,386,000 to sales represents the estimated total marketing fee that Rentech would have paid to Royster-Clark, Inc. related to the marketing and distribution of nitrogen fertilizer products from the plant under the distribution agreement.

(c) If the transaction had closed on October 1, 2005, Rentech would have paid $1,687,000 in interest expense related to its $57,500,000 in convertible debentures issued along with the related amortization of debt issuance costs, and would not have incurred the $4,531,000 in interest expense experienced by RCN during the period. Therefore, a pro forma decrease in interest expense during the period of October 1, 2005 through April 26, 2006 in the amount of $2,844,000 adjusts total pro forma interest expense for RCN to such amounts.

(d) If the transaction had closed on October 1, 2005, Rentech would have incurred $2,802,000 in depreciation expense for the period related to the manufacturing machinery and equipment acquired. The pro forma decrease of $868,000 to depreciation expense adjusts total pro forma depreciation expense for RCN to such amounts.

(e) A pro forma decrease of $436,000 to cost of sales represents the elimination of a maintenance accrual called turnaround expense which is not consistent with Rentech’s accounting policies.

Note 2—RCN Assumptions

The unaudited condensed pro forma statement of operations for RCN was derived by combining the statement of operations for RCN for the period of October 1, 2005 to December 31, 2005 as filed on Form 8-K on April 9, 2006, with the period of January 1, 2006 to April 26, 2006.  The following table presents the results of operations of RCN for these periods and for the periods combined:

	RCN (Unaudited) (Stated in Thousands except per Share Data)
	For the Three Months (92-Day Period) Ended December 31, 2005	For the 116-Day Period Ended April 26, 2006	For the 208-Day Period Ended April 26 2006

Revenues	$30,363	$37,059	$67,422
Cost of sales	32,371	40,585	72,956
Gross profit (loss)	(2,008)	(3,526)	(5,534)
Operating expenses
Selling, general and administrative expense	253	460	713
Depreciation and amortization	8	57	65
Research and development	—	—	—
Total operating expenses	261	517	778
Loss from operations	(2,269)	(4,043)	(6,312)
Other (income) expense
Interest expense	1,843	2,688	4,531
Interest income	—	—	—
Other (income) expense	—	—	—
Total other expense	1,843	2,688	4,531
Net loss before income taxes	(4,112)	(6,731)	(10,843)
Income tax expense	—	—	——
Net loss	$(4,112)	$(6,731)	$(10,843)

Note 3—Pro Forma Assumptions

The unaudited condensed consolidated pro forma combined statement of operations reflects a net loss from continuing operations, and therefore does not reflect adjustments for income taxes. In addition, the impact of stock options, stock warrants, preferred stock and convertible debt was not included in the calculation of diluted loss per share as their effect was anti-dilutive.